UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 14, 2012 (November 14, 2012)

INTERCORE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1 International Boulevard, Suite 400 Mahwah, NJ 07495 (Address of principal executive offices) (zip code)

(201) 512-8732 (Registrant’s telephone number, including area code)

Heartland Bridge Capital, Inc. (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We are filing this Current Report on Form 8-K in order to make everyone aware that due to the impact Hurricane Sandy had on our company and our New Jersey-based management team, the company will be utilizing the hardship extension approved by the Securities and Exchange Commission today; and, as a result, the due date for our Quarterly Report on Form 10-Q for the period ended September 30, 2012 (the “Quarterly Report”) will be November 21, 2012. While we hope it will not be necessary, we could still avail ourselves of the five day extension allowed by Exchange Act Rule 12b-25 for additional time beyond November 21, 2012. A copy of the Securities and Exchange Commission’s Order and Release No. 68224 can be found here: http://www.sec.gov/rules/other/2012/34-68224.pdf.

As we will detail in the Quarterly Report, certain members of our management team, including our Chief Executive Officer and Chief Financial Officer, reside in New Jersey and were left without electricity, phone service, etc., for extended periods of time and/or were displaced completely by the impact of Hurricane Sandy and, as a result, were not able to timely complete the tasks necessary for us to file the Quarterly Report by today’s due date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2012	InterCore Energy, Inc.
a Delaware corporation
/s/ James F. Groelinger

By: James F. Groelinger
Its: Chief Executive Officer

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